Exhibit 99.1

TILT Holdings Initiates Restructuring Support Agreement with Senior Noteholders to Reduce Debt and Take the Company Private

SCOTTSDALE AZ, November [XX], 2025 -- TILT Holdings Inc. (“TILT” or the “Company”) (Cboe CA: TILT) (OTCID: TLLTF), a global provider of cannabis business solutions including inhalation technologies, cultivation, manufacturing, processing, brand development and retail, announced it has reached agreement with the holders (the “Noteholders”) of senior secured notes of the Company  (the “Senior Notes”), and that the Supreme Court of British Columbia (the “Court”) has issued an initial order (“Initial Order”) granting the Company protection under the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (“CCAA”). The Initial Order provides for, among other things: (i) a stay of proceeding in favor of the Company and (ii) the appointment of PricewaterhouseCoopers to serve as monitor (“Monitor”) during the restructuring (the “Restructuring Process”). The Company also announced the closing of an offering of up to US$2.0 million in aggregate principal amount of senior secured promissory notes (the “Bridge Notes”) from its existing Noteholders to meet the Company’s payment obligations during the pendency of the CCAA proceedings. Importantly, the CCAA proceedings do not affect any of TILT’s subsidiaries, who continue to operate in the normal course of business.

The decision to seek creditor protection was made in the best interest of the Company and all of its stakeholders after careful evaluation by the board of directors of the Company (the “Board”) of the Company’s financial situation, consideration by the Board of alternatives available to the Company and consultation with the Company’s legal and financial advisors. The Board will remain in place during the CCAA proceedings, and the Company will remain responsible for its continued operations under the supervision of the Court and the general oversight of the Monitor. The Company intends to fund the CCAA process from cash on hand as well as through the Bridge Notes. Through the Restructuring Process, the Company intends to seek approval of and implement a plan of arrangement (the “Plan”) that will take the Company private by cancelling all existing equity interests and issuing equity to the Noteholders. Other creditors of the Company will be unaffected. TILT anticipates seeking permission to hold a meeting of the Noteholders to vote on the Plan at a later hearing anticipated to be on November 17, 2025. The proposed Restructuring Process is the result of agreements reached with Noteholders representing a significant majority of the outstanding Senior Notes, the Board’s evaluation of the Company’s financial situation, the Board’s consideration of all alternatives available to the Company and the Board’s consultation with the Company’s legal and financial advisors. Based on such evaluation, consideration and consultations, the Board has determined that the proposed Restructuring Process and the Plan is in the best interests of the Company and all of its stakeholders.

"Over the past 18 months, TILT has taken deliberate steps to streamline operations and strengthen its core business. We reduced operating expenses by approximately $10 million annually and initiated a strategic review process of plant-touching assets, completing the first phase with the sale of our retail operations in Massachusetts to date. At the same time, we have been reestablishing Jupiter Research as an industry-leading ancillary vape hardware solutions provider by refocusing on customer needs in a constantly evolving vaporization landscape, building an industry-leading team, expanding to Europe through the release of a first-of-its-kind medical inhalation device, and enhancing supplier relationships in Asia," stated TILT’s Chief Executive Officer, Tim Conder.

"We are now in a pivotal moment.  With these efforts well underway, our focus now turns to optimizing our balance sheet and debt obligations. This restructuring intends to align our balance sheet with the current scale of the business and position TILT for long-term stability and growth. We expect to emerge with a supportive creditor and ownership groups aligned with the Company's strategic objectives. This process will also enable further cost reductions, including public company expenses of approximately $2.5 million, and support continued investment in innovation, including the full-time return of Jupiter’s founder, Mark Scatterday. We do not anticipate any disruption to customers, partners, employees, creditors, or suppliers through this process.  In fact, our key stakeholders should expect us to reinvest in our commitment to each of them with a sharpened focus to deliver value through a more resilient operating model.”

Conder continued, "We recognize and understand this step impacts our current shareholders, myself included. Given continued pressure on capital markets and our existing debt profile, this path is both necessary and responsible to support the long-term health of the business.

“And to all TILT’s employees, thank you for your perseverance and dedication. We have come a long way together. Your commitment to our shared vision is fortifying and has galvanized our collective vision for the future.  We remain confident in the strength of our team and our strategic direction as we move forward.”

Trading of the Company’s common shares on the Cboe Canada Exchange and on the OTCID in the United States has been halted, and the Company anticipates that the trading halt will remain in effect pending delisting of the Company’s common shares from such stock exchanges.

The participation of Mark Scatterday in the Plan (the “Related Party Transaction”) constitutes “related party transaction” of the Company under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). Related party transactions under MI 61-101 typically require a formal valuation and minority shareholder approval unless exemptions from these requirements are available. The Company will rely on the exemption from the formal valuation requirement contained in Section 5.5(f) of MI 61-101 (Bankruptcy, Insolvency, Court Order) and the exemption from the minority shareholder approval requirement contained in Section 5.6(d) of MI 61-101 (Bankruptcy, Insolvency, Court Order) in respect of the Related Party Transaction. The Company did not file a material change report more than 21 days before the issuance of the Initial Order as the details of the Initial Order were not certain until granted by the Court.

About TILT

TILT is dedicated to helping cannabis businesses build their brands. Through a diverse portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers across North America, South America, Israel and the European Union. TILT’s core business is Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing. Jupiter recently received EU medical device certification for Europe's first handheld liquid inhalation device. Additionally, TILT operates Commonwealth Alternative Care, Inc., Inc. in Massachusetts, and Standard Farms Ohio, LLC in Ohio and is the permit holder of record for Standard Farms LLC in Pennsylvania. TILT is headquartered in Scottsdale, Arizona. For more information, visit www.tiltholdings.com.

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation, our future financial condition and results of operations; our access to capital and expectations with respect to liquidity, capital resources and our ability to continue as a going concern; estimates of future capital expenditures; our future revenues, cash flows and expenses; our plans to dispose of non-core plant touching assets; our appointment of the Monitor; our ability to complete the Restructuring Process, including the implementation of the Plan; our plans to restructure and refinance the Senior Notes and the indebtedness outstanding under our credit agreement; our plans to reestablish Jupiter Research and otherwise complete a comprehensive restructuring; our plans to complete a new debtor-in-possession credit facility and new replacement senior secured credit facility; our plans and expectations with respect to the operation of our business and ability to satisfy our obligations and payables during the restructuring; the future delisting of our common shares on the Cboe Canada Exchange and OTCID in the United States; our future business strategy and other plans and objectives for future operations; the success of our new innovations and newly certified medical devices, our future development opportunities and production mix;  strengthening of TILT’s balance sheet, TILT’s expectations on reductions in corporate overhead and headcount and re-alignment of its business, TILT’s business strategy and growth opportunities, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes statements about, among other things, future developments, the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “will”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking information. Such risk factors include, but are not limited to, TILT’s ability to find a permanent successor executive, the impact of the announcement of the leadership change on TILT’s stock, performance, operations, results of operations, employees, suppliers and customers, TILT’s ability to successfully work through the leadership transition, TILT’s ability to execute on its business optimization strategy, capital preservation and cash generation, and reductions in corporate overhead and headcount and re-alignment of its business and those risks described under the  heading “Item 1A Risk Factors” in the Annual  Report on Form 10-K for the fiscal year ended December 31, 2024, and other subsequent reports filed by TILT with the United States Securities and Exchange Commission  at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

TILT@elevate-ir.com

720.330.2829